EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM DECEMBER 1, 2007, TO DECEMBER 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$580

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (IN MILLIONS):	$142

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

	By:	/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer
DATE: March 7, 2008		Calpine Corporation

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
Bankruptcy Code	U.S. Bankruptcy Code

Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court

Bridge facility	Bridge Loan Agreement, dated as of January 31, 2008, among Calpine Corporation as borrower, the lenders party thereto, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding Inc., as co-documentation agents, and Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent

CalGen	Calpine Generating Company, LLC

CalGen First Lien Debt	Collectively, $235,000,000 First Priority Secured Floating Rate Notes Due 2009 issued by CalGen and CalGen Finance Corp.; $600,000,000 First Priority Secured Institutional Term Loans Due 2009 issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans	$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt	Collectively, $640,000,000 Second Priority Secured Floating Rate Notes Due 2010 issued by CalGen and CalGen Finance; and $100,000,000 Second Priority Secured Institutional Term Loans Due 2010 issued by CalGen

CalGen Third Lien Debt	Collectively, $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 issued by CalGen and CalGen Finance; and $150,000,000 11 1/2% Third Priority Secured Notes Due 2011 issued by CalGen and CalGen Finance

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Calpine Equity Incentive Plans	Calpine Corporation 2008 Equity Incentive Plan and Calpine Corporation 2008 Director Incentive Plan, which provide for grants of equity awards to Calpine employees and non-employee members of Calpine’s Board of Directors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Abbreviation	Definition
Cash Collateral Order	Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)

Chapter 11	Chapter 11 of the Bankruptcy Code

Commodity margin	Non-GAAP financial measure that includes electricity and steam revenues, hedging and optimization activities, renewable energy credit revenue, transmission revenue and expenses, and fuel and purchased energy expenses, but excludes mark-to-market activity and other service revenues

Company	Calpine Corporation, a Delaware corporation, and subsidiaries

Confirmation Order	The order of the U.S. Bankruptcy Court entitled “Findings of Fact, Conclusions of Law, and Order Confirming Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code,” entered December 19, 2007, confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code

Convertible Notes	Calpine Corporation’s Contingent Convertible Notes Due 2014, 7 3/4% Contingent Convertible Notes Due 2015, 4 3/4% Contingent Convertible Senior Notes Due 2023 and 4% Convertible Senior Notes Due December 26, 2006

DIP	Debtor-in-possession

DIP Facility	The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

Disclosure Statement	Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time pursuant to the Plan of Reorganization

Effective Date	January 31, 2008, the date on which the conditions precedent enumerated in the Plan of Reorganization were satisfied or waived and the Plan of Reorganization became effective

Abbreviation	Definition
Exit Credit Facility	Credit Agreement, dated as of January 31, 2008, among Calpine Corporation, as borrower, the lenders party thereto, General Electric Capital Corporation, as sub-agent, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc., and Morgan Stanley Senior Funding, Inc., as co-syndication agents and co-documentation agents, and Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent

Exit Facilities	Together, the Exit Credit Facility and the Bridge Facility

FASB	Financial Accounting Standards Board

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

Fremont	Fremont Energy Center, LLC

FSP	FASB Staff Position

GAAP	Generally accepted accounting principles in the U.S.

Hillabee	Hillabee Energy Center, LLC

LIBOR	London Inter-Bank Offered Rate

LSTC	Liabilities subject to compromise

MW	Megawatt(s)

Non-Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that are not Calpine Debtors

Original DIP Facility	The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

Petition Date	December 20, 2005

Plan of Reorganization	Debtors’ Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the U.S. Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on December 19, 2007, as amended, modified or supplemented through the filing of this Report

PPA(s)	Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

RockGen Owner Lessors	Collectively, RockGen OL-1, LLC; RockGen OL-2, LLC; RockGen OL-3, LLC and RockGen OL-4, LLC

SEC	U.S. Securities and Exchange Commission

Abbreviation	Definition
Second Priority Debt	Collectively, the Second Priority Notes and Calpine Corporation’s Senior Secured Term Loans Due 2007

Second Priority Notes	Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

SFAS	Statement of Financial Accounting Standards

SOP	Statement of Position

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

U.S.	United States of America

U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)	Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

CALPINE CORPORATION

(Debtor-in-Possession)

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the period from December 1, 2007, through December 31, 2007

Operating revenues	$666
Cost of revenue:
Fuel and purchased energy expenses	480
Plant operating expense	58
Depreciation and amortization	36
Operating plant impairments	44
Other cost of revenue	13

Gross profit	35
Sales, general and other administrative expense	13
Other operating expenses	16

Income from operations	6
Interest expense	613
Interest (income)	(4)
Other (income) expense, net	7

Loss before reorganization items and income taxes	(610)
Reorganization items	(60)

Loss before income taxes	(550)
Provision (benefit) for income taxes	(692)

Net income	$142

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,915
Accounts receivable, net	878
Accounts receivable, related party	226
Inventories	114
Margin deposits and other prepaid expense	452
Restricted cash, current	422
Current derivative assets	231
Current assets held for sale	195
Other current assets	98

Total current assets	4,531
Property, plant and equipment, net	12,292
Restricted cash, net of current portion	159
Investments	260
Long-term derivative assets	222
Other assets	1,018

Total assets	$18,482

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$642
Accrued interest payable	324
Debt, current portion	1,710
Current derivative liabilities	306
Income taxes payable	51
Other current liabilities	571

Total current liabilities	3,604
Debt, net of current portion	9,946
Deferred income taxes, net of current portion	38
Long-term derivative liabilities	510
Other long-term liabilities	245

Total liabilities not subject to compromise	14,343
Liabilities subject to compromise	8,788
Minority interest	3
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,263
Additional paid-in capital, loaned shares	—
Additional paid-in capital, returnable shares	—
Accumulated deficit	(7,685)
Accumulated other comprehensive loss	(231)

Total stockholders’ deficit	(4,652)

Total liabilities and stockholders’ deficit	$18,482

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from December 1, 2007, through December 31, 2007

1. Chapter 11 Cases and Related Disclosures

General Bankruptcy Matters — From the Petition Date through the Effective Date, we operated as a debtor-in-possession under the protection of the U.S. Bankruptcy Court following filings by Calpine Corporation and 274 of its wholly owned U.S. subsidiaries for voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. In addition, during that period, 12 of our Canadian subsidiaries that had filed for creditor protection under the CCAA also operated as debtors-in-possession under the jurisdiction of the Canadian Court.

During the pendency of our Chapter 11 cases through the Effective Date, pursuant to automatic stay provisions under the Bankruptcy Code and orders granted by the Canadian Court, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors generally were stayed. Following the Effective Date, actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date, as well as pending litigation against the Calpine Debtors related to such liabilities generally have been permanently enjoined. Any unresolved claims will continue to be subject to the claims reconciliation process under the supervision of the U.S. Bankruptcy Court. However, certain pending litigation related to pre-petition liabilities may proceed in courts other than the U.S. Bankruptcy Court to the extent the parties to such litigation have obtained relief from the permanent injunction.

As of December 31, 2007, we were operating as debtors-in-possession as a result of our filings of petitions for relief under Chapter 11 of the Bankruptcy Code and for creditor protection under the CCAA in Canada. Our Plan of Reorganization was confirmed on December 19, 2007, and we emerged from Chapter 11 protection on January 31, 2008, and from protection under the CCAA on February 8, 2008.

Plan of Reorganization — On June 20, 2007, the U.S. Debtors filed the Debtors’ Joint Plan of Reorganization and related Disclosure Statement, which were subsequently amended on each of August 27, September 18, September 24, September 27 and December 13, 2007. On December 19, 2007, we filed the Sixth Amended Joint Plan of Reorganization. As a result of the modifications to the Plan of Reorganization as well as settlements reached by stipulation with certain creditors, all classes of creditors entitled to vote ultimately voted to approve the Plan of Reorganization. The Plan of Reorganization, which provides that the total enterprise value of the reorganized U.S. Debtors for purposes of the Plan of Reorganization is $18.95 billion, also provided for the amendment and restatement of our certificate of incorporation and the adoption of the Calpine Equity Incentive Plans. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on December 19, 2007, and became effective on January 31, 2008. Several parties have filed appeals seeking reconsideration of the Confirmation Order, and such appeals remain pending.

The Plan of Reorganization provides for the treatment of claims against and interests in the U.S. Debtors. Pursuant to the Plan of Reorganization, allowed administrative claims and priority tax claims will be paid in full in cash or cash equivalents, as will allowed first and second lien debt claims. Other allowed secured claims will be reinstated, paid in full in cash or cash equivalents, or have the collateral securing such claims returned to the secured creditor. Allowed make whole claims arising in connection with the repayment of the CalGen Second Lien Debt and the CalGen Third Lien Debt will be paid in full in cash or cash equivalents, which may include cash proceeds generated from the sale of common stock of the reorganized Calpine Corporation pursuant to the Plan of Reorganization. To the extent that the common stock reserved on account of such make whole claims is insufficient to generate sufficient cash proceeds to satisfy such claims in full, the Company must use other available cash to satisfy such claims. Allowed unsecured claims will receive a pro rata distribution of all common stock of the reorganized Calpine Corporation to be distributed under the Plan of Reorganization (except shares reserved for issuance under the Calpine Equity Incentive Plans). Allowed unsecured convenience claims (subject to certain exceptions, all unsecured claims $50,000 or less) will be paid in full in cash or cash equivalents. Holders of allowed interests in Calpine Corporation (primarily holders of Calpine Corporation common stock existing as of the Petition Date) will receive a pro rata share of warrants to purchase approximately 48.5 million shares of reorganized Calpine Corporation common stock, subject to certain terms. Holders of subordinated equity securities claims will not receive a distribution under the Plan of Reorganization and may only recover from applicable insurance proceeds. Because certain disputed claims were not resolved as of the Effective Date and are not yet finally adjudicated, no assurances can be given that actual claim amounts may not be materially higher or lower than confirmed in the Plan of Reorganization.

In connection with the consummation of the Plan of Reorganization, we closed on our approximately $7.3 billion of Exit Facilities, comprising the outstanding loan amounts and commitments under the $5.0 billion DIP Facility (including the $1.0 billion revolver), which were converted into exit financing under the Exit Credit Facility, approximately $2.0 billion of additional term loan facilities under the Exit Credit Facility and $300 million of term loans under the Bridge Facility. Amounts drawn under the Exit Facilities at closing were used to fund cash payment obligations under the Plan of Reorganization including the repayment of a portion of the Second Priority Debt and the payment of administrative claims and other pre-petition claims, as well as to pay fees and expenses in connection with the Exit Facilities and for working capital and general corporate purposes.

Pursuant to the Plan of Reorganization, all shares of our common stock outstanding prior to the Effective Date were canceled, and we authorized the issuance of 485 million new shares of reorganized Calpine Corporation common stock, of which approximately 421 million shares have been distributed to holders of allowed unsecured claims against the U.S. Debtors (of which approximately 10 million are being held in escrow pending resolution of certain intercreditor matters), and approximately 64 million shares have been reserved for distribution to holders of disputed unsecured claims whose claims ultimately become allowed. We estimate that the number of shares reserved was more than sufficient to satisfy the U.S. Debtors’ obligations under the Plan of Reorganization even if all disputed unsecured claims ultimately become allowed. As disputed claims are resolved, the claimants receive distributions of shares from the reserve on the same basis as if such distributions had been made on or about the Effective Date. To the extent that any of the reserved shares remain undistributed upon resolution of the remaining disputed claims, such shares will not be returned to us but rather will be distributed pro rata to claimants with allowed claims to increase their recovery. We are not required to issue additional shares above the 485 million shares authorized to settle unsecured claims, even if the shares remaining for distribution are not sufficient to fully pay all allowed unsecured claims. Accordingly, resolution of these claims could have a material effect on creditor recoveries under the Plan of Reorganization as the total number of shares of common stock that remain available for distribution upon resolution of disputed claims is limited pursuant to the Plan of Reorganization.

In addition to the 485 million shares authorized to be issued to settle unsecured claims, pursuant to the Plan of Reorganization, we authorized the issuance to certain of our subsidiaries of additional shares of new common stock to be applied to the termination of certain intercompany balances. Upon termination of the intercompany balances on February 1, 2008, these additional shares were returned to us and have been restored to our authorized shares available for future issuance.

In addition, pursuant to the Plan of Reorganization, we authorized the issuance of up to 15 million shares under the Calpine Equity Incentive Plans and we issued warrants to purchase approximately 48.5 million shares of common stock at $23.88 per share to holders of our previously outstanding common stock. Each warrant represents the right to purchase a single share of our new common stock and will expire on August 25, 2008.

The reorganized Calpine Corporation common stock is listed on the NYSE. Our common stock began “when issued” trading on the NYSE under the symbol “CPN-WI” on January 16, 2008, and began “regular way” trading on the NYSE under the symbol “CPN” on February 7, 2008. Our authorized equity consists of 1.5 billion shares, comprising 1.4 billion shares of common stock, par value $.001 per share, and 100 million shares of preferred stock which may be issued in one or more series, with such voting rights and other terms as our Board of Directors determines.

In connection with our emergence from Chapter 11, we recorded certain “plan effect” adjustments to our Consolidated Condensed Balance Sheet as of the Effective Date in order to reflect certain provisions of our Plan of Reorganization. These adjustments included the distribution of approximately $4.1 billion in cash and the authorized issuance of 485 million shares of reorganized Calpine Corporation common stock primarily for the discharge of LSTC, repayment of the Second Priority Debt and for various other administrative and other post-petition claims. As a result, we estimate that our equity will increase by approximately $8.8 billion. In addition, in order to convert amounts outstanding under our DIP Facility into our exit financing and to fund our payment obligations under the terms of our Plan of Reorganization, among other things, approximately $2.4 billion was our net additional draw under our Exit Facilities at closing. As a result, we had approximately $6.4 billion outstanding under our Exit Facilities at January 31, 2008.

Asset Sales and Purchases — In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. Asset sale activities during the month of December 2007 and through the filing of this Report included the following:

On December 6, 2007, our subsidiary RockGen Energy LLC, entered into a settlement agreement and a purchase and sale agreement with the RockGen Owner Lessors to purchase the RockGen Energy Center. RockGen Energy LLC leases the RockGen Energy Center from the RockGen Owner Lessors (which are not affiliates of ours) pursuant to a leveraged operating lease. We purchased the RockGen Energy Center for an allowed general unsecured claim of approximately $145 million, plus interest. While the allowed claim was approved by the U.S. Bankruptcy Court in December 2007, the purchase agreement was conditional upon certain events before title could transfer to us. All of the conditions were satisfied in January 2008 and the acquisition of the RockGen Energy Center closed on January 15, 2008. As a result of the lease termination and related acquisition, we recorded $102 million in reorganization items in December 2007, to expense prepaid lease assets related to the RockGen Energy Center.

On February 14, 2008, we completed the sale of substantially all of the assets comprising the Hillabee development project, a partially completed 774-MW combined cycle power plant located in Alexander City, Alabama, to CER Generation, LLC for approximately $156 million, plus the assumption of certain liabilities. We expect to record a pre-tax gain of approximately $65 million during the first quarter of 2008.

On March 5, 2008, we completed the sale of substantially all of the assets comprising the Fremont development project, a partially completed 550-MW natural gas-fired power plant located in Fremont, Ohio, to First Energy Generation Corp. for approximately $254 million, plus the assumption of certain liabilities. We expect to record a pre-tax gain of approximately $135 million during the first quarter of 2008.

Assets Held for Sale — Our assets held for sale consist of construction in progress and land totaling $195 million at December 31, 2007, related to the sales of the Hillabee and Fremont development projects.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and net gains on the sale of assets or resulting from certain settlement agreements related to our restructuring activities. Our restructuring activities may result in additional charges and other adjustments for expected allowed claims (including claims that may be subsequently allowed by the U.S. Bankruptcy Court) and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant components of reorganization items for the month ended December 31, 2007 (in millions):

Provision for expected allowed claims(1)	$(107)
Professional fees	31
DIP Facility financing costs	20
Interest (income) on accumulated cash	(8)
Other(2)	4

Total reorganization items	$(60)

(1)	Represents our estimate of the expected allowed claims related primarily to guarantees of debt and other obligations and the rejection or repudiation of leases and natural gas transportation and power transmission contracts together with subsequent adjustments.

(2)	Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at December 31, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$4,398
Second Priority Debt(2)	—
Unsecured senior notes	1,880
Convertible Notes	1,824
Notes payable and other liabilities – related party	—
Accounts payable and accrued liabilities	686

Total liabilities subject to compromise(3)	$8,788

(1)	The remaining balance in the provision for expected allowed claims at December 31, 2007, represents our allowed or expected allowed claims (at current exchange rates) for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, expected allowed claims related to the rejection or repudiation of leases and other executory contracts, the results of other approved settlements and miscellaneous accruals for expected allowed claims.
(2)	We determined that our Second Priority Debt was fully secured and not impaired under our Plan of Reorganization. Therefore, we classified the Second Priority Debt as current and non-current debt not subject to compromise as of December 31, 2007.
(3)	As a result of the Confirmation of our Plan of Reorganization and emergence from Chapter 11 on the Effective Date, we believe that the amounts recorded as LSTC as of December 31, 2007, approximate fair value. However, there remain unresolved settlements of disputed claims, including litigation instituted by us challenging so-called “make whole” premium, or “no-call” claims that will continue past the Effective Date. No assurances can be given that settlements may not be materially higher or lower than we estimated as of December 31, 2007.

ULC II Settlement — On December 6, 2007, the U.S. Bankruptcy Court approved a settlement agreement resolving the make whole claim of the holders of the ULC II Notes. Previously, in October 2007, the Canadian Debtors had paid the principal of and pre- and post-petition interest on the ULC II Notes as well as certain fees satisfying most outstanding claims related to the ULC II Notes. Pursuant to the settlement, the U.S. Debtors have agreed to pay approximately $17 million on account of the claim for a make whole premium, to be paid in the CCAA proceedings, plus per diem interest for the period between the date the distribution was made through the date the settlement amount is paid, and the Canadian Debtors have agreed to pay up to approximately $8 million of reasonable fees of the Ad Hoc Committee of ULC II Noteholders. In exchange, the indenture trustee under the indentures governing the ULC II Notes will withdraw any remaining claims against the U.S. and Canadian Debtors in the Chapter 11 cases and CCAA proceedings. In addition, the actions pending in Nova Scotia will be dismissed. This settlement will resolve all remaining issues involving the holders of the ULC II Notes, the ULC II Notes indenture trustee and the Ad Hoc Committee of ULC II Noteholders in both the U.S. and Canada.

2. Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The Consolidated Condensed Financial Statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims or court-approved settlement amounts. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or pursuant to orders of the U.S. Bankruptcy Court. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from our restructuring activities and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2007 Form 10-K.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Official Committee of Unsecured Creditors of Calpine Corporation, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis. See Schedule VIII for the Consolidated Condensed Statement of Cash Flows for the year ended December 31, 2007.

Mark-to-Market — Mark-to-market activity, a component of operating revenues (for electricity contracts) and fuel and purchased energy expenses (for gas contracts), includes realized settlements of and unrealized mark-to-market gains and losses on power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on commodity hedging instruments are also included in unrealized mark-to-market gains and losses. Of the total mark-to-market loss of $16.5 million in December 2007, there was a $17.4 million unrealized loss and a $0.9 million realized gain. The realized gain included a non-cash gain of approximately $3.6 million from amortization of various items.

3. Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2007 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4. New Accounting Pronouncements

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require any new fair value measurements. In February 2008, the FASB deferred the effective date of SFAS No. 157 for non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years and interim periods beginning after November 15, 2008. SFAS No. 157 is still effective for us on January 1, 2008, for recurring financial assets and liabilities carried at fair value.

SFAS No. 157 is to be applied prospectively as of the beginning of the year of adoption, except for limited retrospective application to selected items including financial instruments that were measured at fair value using the transaction price in accordance with the requirements of Emerging Issues Task Force Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.” Day one gains and losses previously deferred under 02-3 should be recorded as a cumulative effect adjustment to opening retained earnings at the date of adoption. As of January 1, 2008, we recorded a reduction to retained earnings of approximately $22 million relating to these gains and losses. We are still assessing the impact this standard will have on our results of operations, cash flows and financial position prospectively.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings at each subsequent reporting date. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We elected not to adopt the fair value options in SFAS No. 159 on January 1, 2008.

FASB Staff Position No. FIN 39-1

In April 2007, the FASB staff issued FSP FIN 39-1, “Amendment of FASB Interpretation No. 39.” FSP FIN 39-1 requires an entity to offset the fair value amounts recognized for cash collateral paid or cash collateral received against the fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement, if the entity elects to offset (net) fair value amounts recognized as derivative instruments. Under the provisions of this pronouncement, a reporting entity shall make an accounting decision whether or not to offset fair value amounts. The guidance in FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early application permitted. We will not elect to apply the netting provisions allowed under FSP FIN 39-1.

SFAS No. 141(R)

In December 2007, FASB issued SFAS No. 141(R), “Business Combinations,” which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. In addition, SFAS No. 141(R) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) also establishes disclosure requirements to enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008, with early adoption prohibited. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 160

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51.” SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary. In addition, SFAS No. 160 establishes principles for valuation of retained non-controlling equity investments and measurement of gain or loss when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements to clearly identify and distinguish between interests of the parent and the interests of the non-controlling owners. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5. Cash and Cash Equivalents, Restricted Cash and Margin Deposits and Other Collateral

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders under such project finance facilities, and the use of certain cash balances on deposit in such accounts with out project financed securities is limited, at least temporarily, to the operations of the respective projects. At December 31, 2007, $257 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet and Statement of Cash Flows.

The table below represents the components of our consolidated restricted cash as of December 31, 2007 (in millions):

	Current	Non-Current	Total
Debt service	$128	$111	$239
Rent reserve	11	—	11
Construction/major maintenance	62	26	88
Security/project reserves	119	—	119
Other	102	22	124

Total	$422	$159	$581

Of our restricted cash at December 31, 2007, $304 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$156
Gilroy Energy Center, LLC	36
Rocky Mountain Energy Center, LLC	44
Riverside Energy Center, LLC	34
Calpine King City Cogen, LLC	27
Metcalf Energy Center, LLC	6
Power Contract Financing III, LLC	1

$304

Margin Deposits and Other Collateral — As of December 31, 2007 we had margin deposits with third parties of $314 million to support commodity transactions. Counterparties had deposited with us $21 million as margin deposits at December 31, 2007. Also, counterparties had posted letters of credit to us of $18 million at December 31, 2007. In addition, we have granted additional first priority liens on the assets currently subject to first priority liens under the DIP Facility as collateral under certain of our power agreements, natural gas agreements and interest rate swap agreements that qualify as “eligible commodity hedge agreements” under the DIP Facility in order to reduce the cash collateral and letters of credit that we would otherwise be required to provide to the counterparties under such agreements. The counterparties under such agreements will share the benefits of the collateral subject to such first priority liens ratably with the lenders under the DIP Facility. As of December 31, 2007, our net discounted exposure under the power and natural gas agreements collateralized by such first priority liens was approximately $22 million, and our net discounted exposure under the interest rate swap agreements collateralized by such first priority liens was approximately $151 million.

6. DIP Facility and Exit Facilities

As of December 31, 2007, our primary debt facility was the DIP Facility. The DIP Facility consisted of a $4.0 billion first priority senior secured term loan and a $1.0 billion first priority senior secured revolving credit facility together with an uncommitted term loan facility that permitted us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the then current debt under the DIP Facility. In addition, under the DIP Facility, the U.S. Debtors had the ability to provide liens to counterparties to secure obligations arising under certain hedging agreements. The DIP Facility was priced at LIBOR plus 2.25% or base rate plus 1.25% and matured upon the Effective Date, when the loans and commitments under the DIP Facility were converted to loans and commitments under our Exit Facilities. Due to the conversion of the loans under the DIP Facility to loans under our Exit Facilities and our emergence from Chapter 11 prior to the issuance of our Consolidated Financial Statements for the year ended December 31, 2007; the borrowings under the DIP Facility were classified as non-current at December 31, 2007. Amounts drawn under the DIP Facility had been applied on March 29, 2007, to the repayment of a portion of the approximately $2.5 billion outstanding principal amount of CalGen Secured Debt, and to the refinancing of our Original DIP Facility. Borrowings under the Original DIP Facility had been used to repay a portion of the First Priority Notes and to pay a portion of the purchase price for the Geysers Assets, as well as to fund our operational needs.

As of December 31, 2007, under the DIP Facility there was approximately $4.0 billion outstanding under the term loan facility, no borrowings outstanding under the revolving credit facility and $235 million of letters of credit issued against the revolving credit facility.

Exit Facilities

Upon our emergence from Chapter 11, we converted the loans and commitments outstanding under our $5.0 billion DIP Facility into loans and commitments under our approximately $7.3 billion of Exit Facilities. The Exit Facilities provide for approximately $2.0 billion in senior secured term loans and $300 million in senior secured bridge loans in addition to the loans and commitments that had been available under the DIP Facility. The facilities under the Exit Facilities include:

The Exit Credit Facility, comprising:

•	approximately $6.0 billion of senior secured term loans;

•	a $1.0 billion senior secured revolving facility; and

•	ability to raise up to $2.0 billion of incremental term loans available on a senior secured basis in order to refinance secured debt of subsidiaries under an “accordion” provision.

The Bridge Facility, comprising:

•	a $300 million senior secured bridge term loan.

In addition, under the Exit Facilities, we continue to have the ability to provide liens to counterparties to secure obligations arising under certain hedging agreements.

The approximately $6.0 billion of senior secured term loans and the $300 million senior secured bridge facility were fully drawn on the Effective Date. The proceeds of the drawdowns, above the amounts that had been applied under the DIP Facility as described above, were used to repay a portion of the Second Priority Debt, fund distributions under the Plan of Reorganization to holders of other secured claims and to pay fees, costs, commissions and expenses in connection with the Exit Facilities and the implementation of our Plan of Reorganization. Term loan borrowings under the Exit Facilities bear interest at a floating rate of, at our option, LIBOR plus 2.875% per annum or base rate plus 1.875% per annum. Borrowings under the Exit Credit Facility term loan facility requires quarterly payments of principal equal to 0.25% of the original principal amount of the term loan, with the remaining unpaid amount due and payable at maturity on March 29, 2014. Borrowings under the Bridge Facility were scheduled to mature 366 days after the Effective Date. As of March 6, 2008, the Bridge Facility had been repaid in full in accordance with its terms with proceeds from the sales of the Hillabee and Fremont development project assets.

The obligations under the Exit Facilities are unconditionally guaranteed by certain of our direct and indirect domestic subsidiaries and are secured by a security interest in substantially all of the tangible and intangible assets of Calpine Corporation and the guarantors. The obligations under the Exit Facilities are also secured by a pledge of the equity interests of the direct subsidiaries of each guarantor, subject to certain exceptions, including exceptions for equity interests in foreign subsidiaries, existing contractual prohibitions and prohibitions under other legal requirements.

The Exit Facilities contain restrictions, including limiting our ability to, among other things: (i) incur additional indebtedness and use of proceeds from the issuance of stock; (ii) make prepayments on or purchase indebtedness in whole or in part; (iii) pay dividends and other distributions with respect to our stock or repurchase our stock or make other restricted payments; (iv) use money borrowed under the Exit Facilities for non-guarantors (including foreign subsidiaries); (v) make certain investments; (vi) create or incur liens to secure debt; (vii) consolidate or merge with another entity, or allow one of our subsidiaries to do so; (viii) lease, transfer or sell assets and use proceeds of permitted asset leases, transfers or sales; (ix) limit dividends or other distributions from certain subsidiaries up to Calpine; (x) make capital expenditures beyond specified limits; (xi) engage in certain business activities; and (xii) acquire facilities or other businesses.

The Exit Facilities also require compliance with financial covenants that include (i) a maximum ratio of total net debt to Consolidated EBITDA (as defined in the Exit Facilities), (ii) a minimum ratio of Consolidated EBITDA to cash interest expense and (iii) a maximum ratio of total senior net debt to Consolidated EBITDA.

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

December 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,697	$218	$—	$1,915
Accounts receivable, net	37,400	2,639	(39,161)	878
Accounts receivable, related party	206	20	—	226
Inventories	86	28	—	114
Margin deposits and other prepaid expense	427	40	(15)	452
Restricted cash, current	79	343	—	422
Current derivative assets	225	6	—	231
Current assets held for sale	195	—	—	195
Other current assets	912	32	(846)	98

Total current assets	41,227	3,326	(40,022)	4,531
Property, plant and equipment, net	6,862	5,431	(1)	12,292
Restricted cash, net of current portion	35	124	—	159
Investments	24,604	10,343	(34,687)	260
Long-term derivative assets	205	17	—	222
Other assets	5,673	468	(5,123)	1,018

Total assets	$78,606	$19,709	$(79,833)	$18,482

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$754	$1,610	$(1,722)	$642
Accrued interest payable	450	96	(222)	324
Debt, current	2,208	190	(688)	1,710
Current derivative liabilities	267	39	—	306
Income taxes payable	51	—	—	51
Other current liabilities	475	111	(15)	571

Total current liabilities	4,205	2,046	(2,647)	3,604
Debt, net of current portion	11,426	4,705	(6,185)	9,946
Deferred income taxes, net of current portion	(68)	106	—	38
Long-term derivative liabilities	416	94	—	510
Other long-term liabilities	208	47	(10)	245

Total liabilities not subject to compromise	16,187	6,998	(8,842)	14,343
Liabilities subject to compromise	45,295	—	(36,507)	8,788
Minority interests	—	—	3	3
Stockholders’ equity (deficit):
Common stock	31	279	(309)	1
Additional paid-in capital	30,850	10,837	(38,424)	3,263
Accumulated equity (deficit)	(13,518)	1,659	4,174	(7,685)
Accumulated other comprehensive loss	(239)	—	8	(231)

Total stockholders’ equity (deficit)	17,124	12,775	(34,551)	(4,652)

Total liabilities and stockholders’ equity (deficit)	$78,606	$19,773	$(79,897)	$18,482

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the Period from December 1, 2007, through December 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Operating revenues	$1,283	$165	$(782)	$666
Cost of revenue:
Fuel and purchased energy expenses	691	151	(362)	480
Plant operating expenses	435	10	(387)	58
Depreciation and amortization expense	21	15	—	36
Operating plant impairments	44	—	—	44
Other cost of revenue	46	—	(33)	13

Gross profit (loss)	46	(11)	—	35
Sales, general and other administrative expense	13	—	—	13
Other operating (income) expense	(5,702)	(54)	5,772	16

Income from operations	5,735	43	(5,772)	6
Interest expense	571	46	(4)	613
Interest (income)	(5)	(3)	4	(4)
Other (income) expense, net	7	1	(1)	7

Income (loss) before reorganization items and income taxes	5,162	(1)	(5,771)	(610)
Reorganization items	(61)	1	—	(60)

Income (loss) before income taxes	5,223	(2)	(5,771)	(550)
Provision (benefit) for income taxes	(468)	(224)	—	(692)

Net income	$5,691	$222	$(5,771)	$142

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

PAYROLL AND PAYROLL TAXES

(in millions)

For the Period from December 1, 2007, through December 31, 2007

Gross Wages Paid(2)	Employee Payroll Taxes Withheld(1)	Employer Payroll Taxes Remitted(1)
$13	$3	$1

(1)	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.
(2)	Gross Wages were paid by the Company on December 7, 2007, December 14, 2007, December 21, 2007, December 28, 2007, and December 30, 2007.

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in millions)

For the Period from December 1, 2007, through December 31, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$(468)	$—

State and local taxes:
Property	4	16
Sales and use	5	2
Franchise	—	—
Other	—	—

Total state and local taxes	9	18

Total taxes	$(459)	$18

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DISBURSEMENTS BY DEBTOR

For the Period from December 1, 2007, through December 31, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	78
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	—
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	915,301
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	102,276
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	451,509
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	11,211
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	10,223
Calpine Administrative Services Company, Inc.	05-60201-BRL	4,939,749
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—

Legal Entity	Case Number	Disbursements
Calpine Capital Trust II	05-60379-BRL	$—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	80,352
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	814,453
Calpine Corporation	05-60200-BRL	173,676,050
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	38,991
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	297,873,353
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	—
Calpine Geysers Company, LP	06-10939-BRL	18,516
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	176,910
Calpine Global Services Company, Inc.	05-60246-BRL	12,097
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	146,228
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	19,348
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—

Legal Entity	Case Number	Disbursements
Calpine International, LLC	05-60288-BRL	$45,885
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	215,692
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	1,236,539
Calpine Operating Services Company, Inc.	05-60322-BRL	47,717,061
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	44,977
Calpine Pittsburg, LLC	05-60307-BRL	17,371
Calpine Power Company	05-60202-BRL	363
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	4,235
Calpine Power Services, Inc.	05-60323-BRL	245,461
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	214,408
Calpine PowerAmerica-CA, LLC	05-60213-BRL	91,759
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	10,667,472
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—

Legal Entity	Case Number	Disbursements
Calpine Rumford I, Inc.	05-60327-BRL	$—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	65,459
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	8,384
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	133,796
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	77,925
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	100
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	123,548
Corpus Christi Cogeneration L.P.	05-60441-BRL	1,292,460
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	4,180
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—

Legal Entity	Case Number	Disbursements
CPN Oxford, Inc.	05-60303-BRL	$—
CPN Pipeline Company	05-60309-BRL	441,192
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	62,905
CPN Telephone Flat, Inc.	05-60306-BRL	12,251
Decatur Energy Center, LLC	05-60313-BRL	1,115,077
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	2,409,264
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	—
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	6,375,687
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	9,132,181
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	—
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	670,129
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	5,511,942
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	—
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	13,061
Los Medanos Energy Center LLC	05-60405-BRL	118,043
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	14,308
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy LLC	05-60344-BRL	293,144
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	1,262,238
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	—
Nissequogue Cogen Partners	05-60388-BRL	569,902
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—

Legal Entity	Case Number	Disbursements
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	$1,492,924
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	2,524,886
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	804,798
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	(60)
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,411,056
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	—
San Joaquin Valley Energy Center, LLC	05-60413-BRL	43,447
Santa Rosa Energy Center, LLC	07-12967-BRL	1,369
Silverado Geothermal Resources, Inc.	06-10198-BRL	381,025
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	1,122,741
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	73,004
Texas City Cogeneration, L.P.	05-60434-BRL	2,153,458
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	2,180

TOTAL		$579,505,872

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from December 1, 2007, through December 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.

SCHEDULE VII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

For the Three Months and Year Ended December 31, 2007

	Three Months Ended December 31, 2007	Year Ended December 31, 2007
Operating revenues	$1,924	$7,970
Cost of revenue:
Fuel and purchased energy expenses	1,386	5,683
Plant operating expense	188	749
Depreciation and amortization	113	463
Operating plant impairments	44	44
Other cost of revenue	35	136

Gross profit	158	895
Equipment, development project and other impairments	—	2
Sales, general and other administrative expense	34	146
Other operating expenses	20	42

Income from operations	104	705
Interest expense	838	2,019
Interest (income)	(16)	(64)
Minority interest expense	—	—
Other (income) expense, net	(5)	(139)

Loss before reorganization items and income taxes	(713)	(1,111)
Reorganization items	108	(3,258)

Income (loss) before income taxes	(821)	2,147
Provision (benefit) for income taxes	(679)	(546)

Net income (loss)	$(142)	$2,693

SCHEDULE VIII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(in millions)

For the Year Ended December 31, 2007

Cash flows from operating activities:
Net income	$2,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization(1)	554
Impairment charges	46
Deferred income taxes, net	(517)
Loss on sale of assets, excluding reorganization items	31
Loss from unconsolidated investments in power plants	21
Mark-to-market activities, net	13
Non-cash derivative activities	—
Reorganization items	(3,342)
Other	(3)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(194)
Other assets	(102)
Accounts payable, LSTC and accrued expenses	931
Other liabilities	51

Net cash provided by operating activities	182

Cash flows from investing activities:
Purchases of property, plant and equipment	(196)
Disposals of property, plant and equipment	541
Acquisitions, net of cash acquired	—
Advances to joint ventures	(68)
Return of investment in Canadian Debtors	75
Return of investment in joint ventures	104
Cash flows from derivatives not designated as hedges	5
Decrease in restricted cash	37
Cash effect of deconsolidation of Otay Mesa Energy Center, LLC	(29)
Other	9

Net cash provided by (used in) investing activities	478

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS — (Continued)

(Unaudited)

(in millions)

Cash flows from financing activities:
Repayments of notes payable and lines of credit	$(135)
Borrowings from project financing	21
Repayments of project financing	(119)
Repayments of CalGen Secured Debt	(224)
Borrowings under DIP Facility	614
Repayments of DIP Facility	(38)
Proceeds from sale of ULC I bonds	151
Redemptions of preferred interests	(9)
Financing costs	(81)
Other	(2)

Net cash provided by financing activities	178

Net increase in cash and cash equivalents	838
Cash and cash equivalents, beginning of period	1,077

Cash and cash equivalents, end of period	$1,915

Cash paid (received) during the period for:
Interest, net of amounts capitalized	$1,143
Income taxes	$1
Reorganization items included in operating activities, net	$126
Reorganization items included in investing activities, net	$(582)
Reorganization items included in financing activities, net	$74

(1)	Includes depreciation and amortization that is also recorded in sales, general and other administrative expense and interest expense.

Supplemental disclosure of non-cash investing and financing activities:
DIP Facility borrowings used to extinguish the Original DIP Facility principal ($989), CalGen Secured Debt principal ($2,309), and operating liabilities ($88)	$3,386
Project financing ($159) and operating liabilities ($33) extinguished with sale of Aries Power Plant	$192
Return of loaned common stock	$145
Letter of credit draws under the CalGen Secured Debt used for operating activities	$16
Fair value of Metcalf cooperation agreement, with offsets to notes payable ($6) and operating liabilities ($6)	$12